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                                                                   EXHIBIT 23.02

                        CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. ___) of our reports dated October 16, 1997, on our audits of the financial statements and financial statement schedule of Hybrid Networks, Inc. as of December 31, 1995 and 1996 and September 30, 1997 and for each of the three years in the period ended December 31, 1996 and for the nine months ended September 30, 1997 appearing in the registration statement on Form S-1 (Registration No. 333-36001) filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.


San Jose, California                                Coopers & Lybrand L.L.P.
November 12, 1997